Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-4 of TLG Acquisition One Corp. of our report dated November 12, 2022, relating to the consolidated financial statements of Electriq Power, Inc., appearing in the joint proxy statement/consent solicitation statement/prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such joint proxy statement/consent solicitation statement/prospectus.

/s/ RSM US LLP

West Palm Beach, Florida

November 14, 2022

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